Exhibit 99.1

Ebix Takes Leadership Position in India’s Foreign Exchange and Outward Remittance Markets with Agreement to Acquire CentrumDirect Limited

JOHNS CREEK, GA – April 3, 2018 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On- Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries, today announced that it has entered into an agreement to acquire India based CentrumDirect Limited (CDL), the undisputed Leader in India’s Foreign exchange and outward remittance markets for approximately $175 million. CDL will be tightly integrated into Ebix’s Financial Exchange EbixCash offering in India and abroad, with key CDL business executives becoming an integral part of the combined EbixCash senior leadership.

The agreement while approved by the Centrum Board, is subject to its shareholders and other regulatory/commercial approvals. The customary process for such approvals can take a timeline of 45 to 60 days.

Ebix did not use any investment bankers for the transaction. Ebix intends to fund the entire transaction in cash, using its existing bank line and internal cash reserves, though it retains the option at its sole discretion of paying up to $60 million in Ebix stock priced based on the average share price at closing. In the calendar year 2017, CDL had revenues of $37 million and EBITDA margins of approximately 25%. Ebix believes that the business can continue to grow at the rate of 20% plus annually with operating margins of 30% or more, once fully integrated. Ebix expects the acquisition to be immediately accretive to its earnings and forecasts it to generate $0.25 in increased Diluted EPS.

CDL is an Omni-channel exchange that offers a variety of Foreign exchange and outward money remittance products targeting niche sectors like leisure travel, corporate travel, overseas education related remittances, airport money exchange including duty free shops, tour cost remittances of travel agents, disbursement of crew wages to ships docked on Indian shores, immigration related remittance, retail and wholesale currency markets. CDL is one of the few named players in India with the requisite AD-II and FMCG regulatory licenses to conduct these businesses through a vast network encompassing 165 outlets spread across 55 cities, 200+ franchisee partners, 2,000+ travel agents, 50+ banks and financial institutions, 1000+ SMEs, and 150+large corporate clients.

CDL’s Forex Exchange has an approximate 70% market share of India’s airport Foreign Exchange business encompassing 24 international airports like Delhi, Mumbai, Bangalore, Chennai and Kolkata International airports, while conducting over 1 million transactions per annum. The Company is also in the process of initiating contracts with a number of international airports outside India in countries like Sri Lanka, Singapore, Bangladesh, Maldives and Seychelles to name a few. The CDL Exchange also has a 15% market share in India’s fast growing $1.5 Billion education outward remittance business.

Leadership in India’s Financial Exchange markets

•	The CDL Exchange establishes EbixCash as a leader in the outward remittance and Forex markets.

•	The CDL exchange is highly complementary to EbixCash’s Via.com travel exchange offering, because it now allows EbixCash’s travel outlets to sell Forex to its clients buying international travel.

Exhibit 99.1

•
The CDL exchange will bring thousands of travel agents, large corporates, SMEs and new outlets to EbixCash’s existing travel network offering. EbixCash through its travel portal Via.com is one of South East Asia’s leading travel exchanges with over 110,000 distribution outlets and 8000 corporate clients, processing over 24.5 million transactions every year.

•	CDL’s presence in 24 international airports lends itself well to marketing the EbixCash brand to Indian and international consumers at these airports, besides being a very recurring source of business for EbixCash.

•
The addition of the CDL exchange further expands EbixCash Financial Exchange’s footprint from its existing 231,500 physical distribution outlets, with an Omni-channel online digital platform that encompasses leadership in money remittance (domestic & international), travel, pre-paid & gift cards, utility payments etc.

•
CDL’s corporate business is highly synergistic with EbixCash’s existing corporate business, as it now provides EbixCash the ability to sell Digital Forex and multicurrency cards etc. to its existing thousands of corporate clients. EbixCash’s existing corporate clients are presently provided a variety of offerings including utility payments, corporate gifting, cash management, tele-medicine for employees, travel bookings, and prepaid gift cards etc.

•	The addition of the CDL Exchange to the EbixCash portfolio further strengthens Ebix’s leadership in India’s Financial Exchange markets:

◦	EbixCash already has a dominant leadership position in the inward remittance exchange arena in India.

◦	EbixCash is already the largest domestic remittance exchange in India with domestic remittance volume of approximately $100 million per month.

◦
EbixCash is also a recognized leader in prepaid cards, domestic remittances and bill payments, processing approximately 600,000 transactions per day and approximately $2 Billion in annual payment volume.

◦
EbixCash is already recognized as a leader in the Gift card space with brand gift cards across all categories with 100+ Brand copartners like Amazon, Flipkart.com, Croma, Lifestyle, Big Bazaar, Tanishq, BookMyShow.com, Reliance Digital, MakeMyTrip.com, Café Coffee Day, Pizza Hut, Myntra.com, Pantaloon etc.

◦	EbixCash is a leader in the utility payment space serving as a payment exchange for large utility providers like BSES, Tata Power, NDPL, Reliance Energy and Mahanagar Gas etc.

◦
Ebix’s recent joint venture initiative with Bombay Stock Exchange positions it as a gateway for insurance carriers to sell insurance to India’s vast population through EbixCash’s tens of thousands of phygital outlets across the country, besides BS\E’s strong network across the country.

Ebix Chairman, President and CEO Robin Raina said, “The acquisition of CDL provides us with new abilities in niche financial exchange sectors while expanding our footprint in India and establishing our EbixCash Financial Exchange as the largest Financial exchange in the country. We have been eager to build a strong footprint in India’s airports and shipping ports, as their high levels of customer traffic provide recurring sources of revenue and income for any Financial Exchange. With a long-term presence in 24 international airports, and a few others to be deployed this year, the addition of CDL will substantially extend EbixCash’s branding and leadership position in India’s Financial exchange markets.”

Robin added, “CDL already has a strong financial trajectory in terms of top line and operating margins, though we intend to build upon its success through complementary products and operational synergies. I am particularly pleased that the CDL acquisition will also further strengthen our management resources with the addition of CDL’s strong senior leadership team. We intend to integrate this team into our EbixCash senior leadership, with the goal of having everyone at EbixCash focused on maximizing cross- selling of EbixCash products and services.”

Exhibit 99.1

CDL’s CEO & Managing Director, T.C.Guruprasad said, “We are thrilled to join Ebix and contribute to building a world-leading exchange. We believe that the synergies between EbixCash and CDL are at multiple levels and the CDL exchange when complemented with EbixCash’s portfolio of finance, insurance & healthcare services, will set the foundations of a very powerful and scalable business opportunity. Also, Ebix’s global reach and international partnerships with large financial institutions open International expansion opportunities for our products and services. We genuinely believe that EbixCash is the logical home for CDL and are excited by the possibilities this offers both for our customers and partners.”

About Ebix, Inc.

With 50+ offices across 5 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial and healthcare industries. In the Insurance sector, the Company’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administrative and risk compliance, across the world.

With a "Phygital” strategy that combines 231,500 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, travel, pre-paid & gift cards, utility payments, etc., in an emerging country like India. EbixCash, through its travel portal Via.com, is also one of Southeast Asia’s leading travel exchanges with over 110,000 distribution outlets and 8,000 corporate clients processing over 24.5 million transactions every year. For further details, visit www.ebixcash.com

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

About CentrumDirect Limited (CDL)

CentrumDirect Limited (CDL), a step-down subsidiary of Centrum Capital Limited, is one of the leading Authorized Category II foreign exchange service providers in India. CDL provides a wide spectrum of travel related foreign exchange services ranging from prepaid travel cards, travelers cheques, foreign currency cash, demand drafts, inward and outward remittances for permitted purposes, travel insurance and global calling cards to its retail and institutional customers. CDL has achieved a gross turnover of Rs.10,000 crore serving 3 million happy customers during this fiscal.

CDL through its wide network of 165 outlets including 85 branches and 72 airport counters in 55 cities services leading multinationals, large corporate entities, public sector undertakings, banks, large tour operators and retail clients. CDL has the largest presence in operating foreign exchange counters at international airports in India. CDL is one of the largest sellers of prepaid travel cards in the country offering white label “Centrum Travel Card” issued by leading banks, which international travelers use at overseas ATMs and merchant establishments. CDL also deals in all major destination currencies and is one of the leading aggregators of physical foreign currency notes across India.

The Company has many firsts to its credit, like introducing the first prepaid Forex card called the Centrum Travel card. CDL offers a wide range of travel services such as Currency Notes, Multi Currency Travel Cards, Remittance Services, Travelers Checks and Travel Insurance. It also offers online sale & purchase of foreign exchange through its portal www.centrumforex.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

Exhibit 99.1

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto. You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Bhavik Vasa
+91 9819389881 or bhavikv@ebixcash.com

Darren Joseph
678 -281-2027 or IR@ebix.com

Exhibit 99.1

David Collins or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com